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                                                      Registration No. 333-

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                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                                 ---------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                                 ---------------

                                 NS GROUP, INC.
             (Exact Name of Registrant as Specified in Its Charter)

                                 ---------------

           KENTUCKY                                              61-0985936
(State or Other Jurisdiction of                               (I.R.S. Employer
Incorporation or Organization)                               Identification No.)

                              530 WEST NINTH STREET
                             NEWPORT, KENTUCKY 41071
                                 (859) 292-6809

   (Address, including zip code, and telephone number, including area code, of
                    Registrant's principal executive office)

                                 ---------------

                   NS GROUP EMPLOYEES RETIREMENT SAVINGS PLAN
  (FORMERLY KNOWN AS NS GROUP, INC. SALARIED EMPLOYEES RETIREMENT SAVINGS PLAN)
                            (Full Title of the Plan)

                              ---------------------
                              THOMAS J. DEPENBROCK
              VICE PRESIDENT, TREASURER AND CHIEF FINANCIAL OFFICER
                              530 WEST NINTH STREET
                             NEWPORT, KENTUCKY 41071
                                 (859) 292-6809

 (Name, address, including zip code, and telephone number, including area code, of agent for service)

                                 ---------------

                         CALCULATION OF REGISTRATION FEE

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Title of Securities to be      Amount to be          Proposed Maximum          Proposed Maximum Aggregate   Amount of Registration
        Registered           Registered(1)(2)   Offering Price per Share (3)        Offering Price(3)                  Fee
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
     Common Stock, No
       Par Value(1)             4,100,000                 $7.19                      $29,479,000.00                 $2,384.85
----------------------------------------------------------------------------------------------------------------------------------

1) This registration statement is being filed pursuant to Instruction E of Form S-8 to register for issuance pursuant to the NS Group Employees Retirement Savings Plan (formerly known as NS Group, Inc. Salaried Employees Retirement Savings Plan), in addition to the shares of Common Stock registered under Registration Statement No. 333-73161, additional shares of Common Stock. There are also being registered hereunder an equal number of Preferred Stock Purchase Rights, which currently are attached to and transferable only with the shares of Common Stock registered hereunder.

2) In addition, pursuant to Rule 416(a) under the Securities Act of 1933, this registration statement also covers an indeterminate amount of shares of Common Stock that may be offered or sold as a result of any adjustments from stock splits, stock dividends or similar events, and pursuant to Rule 416(c) under the Securities Act of 1933, this registration statement also covers an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plan described herein.

3) Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(h) and Rule 457(c) under the Securities Act of 1933, based on the average of the high and low prices for a share of Common Stock reported on the New York Stock Exchange on November 18, 2003.
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                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE.

         This Registration Statement registers additional securities of the same class as other securities for which a registration statement filed on this form relating to the same benefit plan is effective. Consequently, pursuant to General Instruction E of Form S-8, the contents of the Registration Statement on Form S-8 filed by the Company with respect to the NS Group Employees Retirement Savings Plan (the "Plan"), formerly known as NS Group, Inc. Salaried Employees Retirement Savings Plan (Registration No. 333-73161), is incorporated herein by reference. Effective September 2, 2003, the Plan was amended and restated and the Newport Steel Corporation Hourly Employees Retirement Savings Plan (Registration No. 333-73169) and the Koppel Steel Corporation Hourly Employees Retirement Savings Plan (Registration No. 333-73163) were merged into and made a part of the Plan.

ITEM 8. EXHIBITS.

         See Index to Exhibits following signature pages.

ITEM 9. UNDERTAKINGS.

         The Registrant will submit or has submitted the Plan and any amendment thereto to the Internal Revenue Service ("IRS") in a timely manner and has made or will make all changes required by the IRS in order to qualify the Plan.

                                   SIGNATURES

         THE REGISTRANT. Pursuant to the requirements of the Securities Act of 1933 as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Newport, Commonwealth of Kentucky, on November 21, 2003.


                                 NS GROUP, INC.

                                 By /s/ Thomas J. Depenbrock
                                    ----------------------------------
                                    Thomas J. Depenbrock
                                    Vice President, Treasurer and
                                    Chief Financial Officer

                                POWER OF ATTORNEY

         Each person whose signature appears below hereby constitutes and appoints each of Rene J. Robichaud and Thomas J. Depenbrock his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) and supplements to this registration statement, and to file the same, with all exhibits thereto, and other


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documents in connection therewith, with the Securities and Exchange Commission, and hereby grants to each of such attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933 as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

                 SIGNATURE                                       TITLE
  /s/ Rene J. Robichaud                                   President and Chief               November 21, 2003
-----------------------------------------------           Executive Officer and
RENE J. ROBICHAUD                                         Director (Principal
                                                          Executive Officer)

  /s/ Thomas J. Depenbrock                                Vice President, Treasurer         November 21, 2003
-----------------------------------------------           and Chief Financial Officer
THOMAS J. DEPENBROCK                                      (Principal Financial and
                                                          Accounting Officer)

  /s/ Clifford R. Borland                                 Director                          November 21, 2003
-----------------------------------------------
CLIFFORD R. BORLAND

  /s/ Paul C. Borland, Jr.                                Director                          November 21, 2003
-----------------------------------------------
PAUL C. BORLAND, JR.

  /s/ David A. B. Brown                                   Director                          November 21, 2003
-----------------------------------------------
DAVID A. B. BROWN

  /s/ J.C. Burton                                         Director                          November 21, 2003
-----------------------------------------------
J.C. BURTON

  /s/ Patrick J. B. Donnelly                              Director                          November 21, 2003
-----------------------------------------------
PATRICK J. B. DONNELLY

  /s/ George A. Helland, Jr.                              Director                          November 21, 2003
-----------------------------------------------
GEORGE A. HELLAND, JR.

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
  /s/ Gary L. Kott                                        Director                          November 21, 2003
-----------------------------------------------
GARY L. KOTT

  /s/ John F. Schwarz                                     Director                          November 21, 2003
-----------------------------------------------
JOHN F. SCHWARZ

         THE PLAN. Pursuant to the requirements of the Securities Act of 1933 as amended, the NS Group Employees Retirement Savings Plan (formerly known as NS Group, Inc. Salaried Employees Retirement Savings Plan) has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Newport, Commonwealth of Kentucky, on November 21, 2003.

                                 ADVISORY COMMITTEE

                                 By: /s/ Thomas J. Depenbrock
                                     ----------------------------------------
                                     Thomas J. Depenbrock, Member

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                                INDEX TO EXHIBITS

(4)      INSTRUMENTS DEFINING THE RIGHTS OF SECURITY HOLDERS:

         4.1 Amended and Restated Articles of Incorporation of the Company, as amended, filed herewith

         4.2      Amended and Restated By-Laws of the Company filed as Exhibit
                  3.2 to the Company's Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 2003 (File No. 1-9838) and incorporated herein by reference.

         4.3 Rights Agreement dated November 17, 1998 between the Company and Registrar and Transfer Company filed as Exhibit 1 to the Company's Current Report on Form 8-K dated November 5, 1998 (File No. 1-9838) and incorporated herein by reference.

         4.4 NS Group Employees Retirement Savings Plan, as amended and restated effective September 2, 2003, as amended, filed herewith.

(23)     CONSENTS OF EXPERTS AND COUNSEL:

         23.1 Notice of Inability to Obtain Consent from Arthur Andersen LLP

         23.2 Consent of Deloitte & Touche, LLP, filed herewith.


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